UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 26, 2009

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 South Main Avenue, Sioux Falls, SD		57104
(Address of principal executive office)		(ZIP Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On August 26, 2009, HF Financial Corp. (the “Company”) entered into a Standstill Agreement (the “Standstill Agreement”) with PL Capital, LLC, John W. Palmer, Richard J. Lashley, and certain affiliates thereof (the “PL Capital Parties”).  Based on the Schedule 13D most recently filed by the PL Capital Parties with the Securities and Exchange Commission, the PL Capital Parties beneficially own, in the aggregate, 291,699 shares of the Company’s outstanding common stock.

The Standstill Agreement was entered into following the determination of the Company’s Board of Directors (the “Board”) to adopt a majority voting policy commencing with the Company’s 2010 Annual Meeting of Stockholders (the “2010 Meeting”).

Under the terms of the Standstill Agreement, the PL Capital Parties agreed, among other things, not to bring any proposals before the Company’s 2009 Annual Meeting of Stockholders (the “2009 Meeting”) or the 2010 Meeting and to vote the shares beneficially owned by them for the election of the directors nominated by the Board at the 2009 Meeting and 2010 Meeting.

The foregoing summary of the Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the Standstill Agreement, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

99.1                 Standstill Agreement, dated August 26, 2009, by and among the Company, PL Capital, LLC, John W. Palmer, Richard J. Lashley, and certain affiliates thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	August 31, 2009	By:	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President and Chief Executive Officer
(Duly Authorized Officer)

Date:	August 31, 2009	By:	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Standstill Agreement, dated August 26, 2009, by and among the Company, PL Capital, LLC, John W. Palmer, Richard J. Lashley, and certain affiliates thereof.